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                                  Exhibit 11







INDEPENDENT AUDITORS' CONSENT


SIFE Trust Fund:

We consent to (a) the incorporation by the reference in this Post-Effective Amendment No. 43 to Registration Statement No. 21-17277 of SIFE Trust Fund on Form N-1A of our report dated February 13, 1998 incorporated by reference in the Statement of Additional Information which is part of this Registration Statement, and (b) the reference to us under the caption "Financial Highlights": appearing in the Prospectus, which is also part of such Registration Statement.

Deloitte & Touche LLP /s/

April 29, 1998
San Francisco, California